QUESTIONS AND ANSWERS

                           YOUR VOTE IS VERY IMPORTANT

Q. ON WHAT AM I BEING ASKED TO VOTE AT THE UPCOMING SPECIAL SHAREHOLDER MEETING ON OCTOBER 31, 2003?
A. You are being asked to approve an investment subadvisory agreement between Strong Capital Management, Inc., the Fund's advisor ("Advisor"), and Matrix Asset Advisors, Inc. ("Subadvisor").

Q. WHY DOES STRONG WANT TO ESTABLISH THE SUBADVISORY AGREEMENT BETWEEN STRONG CAPITAL MANAGEMENT, INC. AND MATRIX ASSET ADVISORS, INC.?
A. This agreement will give Matrix Asset Advisors the necessary authority needed to begin managing the Strong Advisor U.S. Value Fund. Matrix Asset Advisors will fill a need in our equity lineup and has demonstrated the ability to add value through its proven investment discipline. We will be able to leverage Matrix's expertise in the Large Cap Value area.

Q.   HAS THE BOARD OF DIRECTORS APPROVED THIS PROPOSAL?
A. The Fund's Board of Directors has unanimously approved the proposal and recommends that you vote in favor of it.

Q.   HOW WILL THE MANAGEMENT OF THE FUND BE AFFECTED?
A. David A. Katz, President and Chief Investment Officer of the Subadvisor, will become the manager of the Fund. More information about the Subadvisor and Mr. Katz is included in the Proxy Statement.

Q.   HOW WILL FUND EXPENSES BE AFFECTED?
A. Under the investment subadvisory agreement, the Advisor, not the Fund, will pay a management fee to the Subadvisor. Therefore, the Fund's expenses will not be affected.

Q.   WHAT WILL HAPPEN IF THE INVESTMENT SUBADVISORY AGREEMENT IS NOT APPROVED?
A.   The Advisor will continue to manage the Fund.

Q.   I DON'T OWN VERY MANY SHARES. WHY SHOULD I BOTHER TO VOTE?
A. Your vote makes a difference. If numerous shareholders just like you fail to vote, the Fund may not receive sufficient votes to hold its meeting. If this happens, we may need to solicit votes again.

Q.   WHO IS ENTITLED TO VOTE?
A. Any person who owned shares of the Fund on the "record date," which was the close of business on August 29, 2003, even if you later sold your shares, is entitled to vote. You may cast one vote for each whole share and a fractional vote for each fractional share of the Fund you owned on the record date.

Q.   HOW CAN I VOTE?
A. You can vote your shares in any one of four ways: o Through the Internet. o By toll-free telephone. o By mail, using the enclosed proxy card. o In person at the meeting.

     We encourage you to vote through the Internet or by telephone, using the number that appears on your proxy card. Whichever voting method you choose, please take the time to read the full text of the Proxy Statement before you vote.

Q.   I PLAN TO VOTE THROUGH THE INTERNET. HOW DOES INTERNET VOTING WORK?
A.   To vote through the Internet, please read the enclosed Voting Instructions.

Q.   I PLAN TO VOTE BY TELEPHONE. HOW DOES TELEPHONE VOTING WORK?
A.   To vote by telephone, please read the enclosed Voting Instructions.

Q.   I PLAN TO VOTE BY MAIL. HOW SHOULD I SIGN MY PROXY CARD?
A. If you are an individual account owner, please sign exactly as your name appears on the proxy card. Either owner of a joint account may sign the proxy card, but the signer's name must exactly match one that appears on the card. You should sign proxy cards for other types of accounts in a way that indicates your authority (for instance, "John Brown, Custodian").

Q.   WHO SHOULD I CALL IF I HAVE ANY QUESTIONS ABOUT VOTING?
A.   You can call us at 1-800-368-7710.

Q.   WHAT IF A CLIENT DID NOT RECEIVE A PROXY CARD?
A. Take down the client's information and contact Kerry Jung in the Legal Department at extension 3918. She will be able to determine whether the client is eligible to vote and, if so, have additional materials sent to them.

     Note: Clients cannot vote if they have not received a proxy card because the card has the control number necessary for them to vote. In addition, clients may not have received a proxy card because they are not eligible to vote (i.e., only shareholders on 8/29/03 are eligible to vote). ALSO, DO NOT HAVE THE CLIENT CONTACT THE LEGAL DEPARTMENT DIRECTLY.

Q. WHAT IF A CLIENT MISPLACED THEIR PROXY MATERIAL? HOW ARE WE ABLE TO ORDER ADDITIONAL MATERIAL?
A. Take down the client's information and contact Kerry Jung at extension 3918. She will be able to determine whether the client is eligible to vote and, if so, have additional materials sent to them. DO NOT HAVE THE CLIENT CONTACT THE LEGAL DEPARTMENT DIRECTLY.


Q.   WHAT CAN THE CLIENT EXPECT TO RECEIVE IN THE PACKET OF MATERIAL?
A.   The contents of the proxy packet is as follows:

     o    A letter to shareholders from Dick Strong summarizing the proxy
     o    The proxy statement
     o    The proxy card that can be used for voting
     o    A voting instructions buckslip
     o    A business reply envelope

Q.   WHAT ARE KEY DATES WE SHOULD BE AWARE OF?
A.   Here are the key dates:

     o Proxy materials will begin mailing to Fund shareholders of record as of August 29, 2003 on Monday, September 15, 2003
     o The Special Meeting of Shareholder will take place at 100 Heritage Reserve on October 31, 2003 at 9:00 a.m.
     o If this proposal is approved by Fund shareholders, Matrix Asset Advisors, Inc. would begin managing the Fund as of November 3, 2003.